UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2010

LTX-CREDENCE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2010, LTX-Credence Corporation, a Massachusetts corporation (“LTX-Credence”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verigy Ltd., a corporation organized under the laws of Singapore (“Verigy”), Alisier Limited, a corporation organized under the laws of Singapore (“Holdco”), Lobster-1 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Verigy (“Merger Sub-1”), and Lobster-2 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Holdco (“Merger Sub-2”). The Merger Agreement provides the terms and conditions pursuant to which Verigy and LTX-Credence have agreed to consummate a strategic combination (the “Transaction”). The Merger Agreement allows for two possible scenarios to complete the Transaction: (i) a reorganization whereby both Verigy and LTX-Credence will become wholly-owned subsidiaries of Holdco (the “Holdco Reorganization”) or (ii) a merger whereby LTX-Credence will become a wholly-owned subsidiary of Verigy. Each share of LTX-Credence common stock will be converted into the right to receive 0.96 ordinary shares of either Verigy or Holdco, as the case may be, in the Transaction. Immediately following the Transaction, former LTX-Credence shareholders will own approximately 44% of the outstanding ordinary shares of either Verigy or Holdco, as the case may be, with the remainder owned by current Verigy shareholders.

In the Holdco Reorganization, subject to and upon the terms and conditions of the Merger Agreement and a Scheme of Arrangement under Singapore law, (i) all outstanding ordinary shares of Verigy as of immediately prior to the effective time of the contemplated reorganization will be exchanged on a one-for-one basis for new ordinary shares of Holdco with the same rights, preferences and privileges and (ii) Verigy will become a subsidiary of Holdco. Thereafter, Merger Sub-2 will merge with and into LTX-Credence, with LTX-Credence continuing as the surviving corporation and a subsidiary of Holdco (the “Holdco–LTX-Credence Merger”). If the Holdco Reorganization is not effected, subject to and upon the terms and conditions of the Agreement, the Transaction will be effected through the merger of LTX-Credence with and into Merger Sub-1, with LTX-Credence continuing as the surviving corporation and a wholly-owned subsidiary of Verigy (the “Verigy–LTX-Credence Merger”). It is the intention of the parties that the Transaction be effected either through the combination of the Holdco Reorganization and the Holdco–LTX-Credence Merger, or through the Verigy–LTX-Credence Merger, but in no instance will both such transactions take place. The Merger Agreement provides that Verigy and LTX-Credence may, prior to the closing, determine to abandon the Holdco Reorganization, in which case the Transaction would be effected through the Verigy–LTX-Credence Merger.

The Merger Agreement has been approved by the Boards of Directors of LTX-Credence, Verigy, Holdco, Merger Sub-1 and Merger Sub-2.

At the closing of the Transaction, Holdco or Verigy, as applicable, will assume all of LTX-Credence’s outstanding stock options and restricted stock units on the terms and conditions set forth in the Merger Agreement. LTX-Credence’s 3.5% Convertible Senior Subordinated Notes due 2011 will remain issued and outstanding as notes of LTX-Credence that will become convertible into ordinary shares of Holdco or Verigy, as applicable, pursuant to a conversion ratio to be set forth in a supplemental indenture to be entered into upon the consummation of the Transaction.

Prior to the closing of the Transaction, LTX-Credence will take all action necessary to cause all participants’ rights under the current offering period under LTX-Credence’s 2004 Employee Stock Purchase Plan (the “Plan”) to terminate on or prior to the day immediately preceding the closing date of the Transaction, and to allow all participants in the Plan to purchase shares of common stock of LTX-Credence based upon any purchase rights then accrued.

The Merger Agreement also contains customary and reciprocal representations, warranties and restrictions on the conduct of Verigy’s, Holdco’s and LTX-Credence’s businesses from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement or the closing of the Transaction.

The obligation of each party to consummate the Transaction is subject to customary conditions, including the requisite approval of the shareholders of Verigy and LTX-Credence, the accuracy of the other parties’ representations and warranties, subject to an overall material adverse effect qualification, the material performance of, and material compliance with, all agreements and covenants in the Merger Agreement, the expiration or termination of the applicable antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the satisfaction of certain foreign antitrust requirements, and the absence of certain governmental restraints on the Transaction.

Verigy and LTX-Credence may terminate the Merger Agreement at any time prior to the closing of the Transaction under specified circumstances, including (i) by mutual written consent, (ii) if the Transaction is not consummated on or before July 15, 2011, (iii) if a governmental restraint prevents the consummation of the Transaction, (iv) if the requisite shareholder approvals have not been obtained, or (v) upon the other party’s uncured material breach of any representation, warranty or obligation under the Merger Agreement. If the Merger Agreement is terminated under circumstances specified in the Merger Agreement, Verigy or LTX-Credence, as the case may be, will be required to pay the other a termination fee of $15.0 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Verigy and Holdco plan to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the Transaction, and Verigy and LTX-Credence plan to file with the SEC and mail to their respective shareholders a Joint Proxy Statement/Prospectus in connection with the Transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Verigy, Holdco, LTX-Credence, the Transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they are available) and other documents filed with the SEC by Verigy and LTX-Credence through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they are available) from Verigy by contacting Judy Davies at judy.davies@verigy.com or (408) 864-7549, or from LTX-Credence by contacting Rich Yerganian at rich_yerganian@ltxc.com or (781) 467-5063.

Verigy and LTX-Credence, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Verigy’s directors and executive officers is contained in Verigy’s proxy statement dated February 23, 2010, which is filed with the SEC. As of February 12, 2010, Verigy’s directors and executive officers beneficially owned approximately 1,595,151 shares, or 2.7%, of Verigy’s ordinary shares. Information regarding LTX-Credence’s directors and executive officers is contained in LTX-Credence’s proxy statement dated November 8, 2010, which is filed with the SEC. As of September 30, 2010, LTX-Credence’s directors and executive officers beneficially owned approximately 1,940,204 shares, or 3.9%, of LTX-Credence’s common stock.

Item 8.01.	Other Events.

On November 18, 2010, LTX-Credence and Verigy issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	LTX-CREDENCE CORPORATION

	By:	/s/ MARK J. GALLENBERGER
Mark J. Gallenberger Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 17, 2010, by and among Verigy Ltd., Alisier Limited, Lobster-1 Merger Corporation, Lobster-2 Merger Corporation and LTX-Credence Corporation(1)

99.1	Press Release dated November 18, 2010

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. LTX-Credence will furnish copies of any of such schedules to the SEC upon request.